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                                                                    EXHIBIT 10.9
                               SIXTH AMENDMENT TO
                           COOPER CAMERON CORPORATION
                   AMENDED AND RESTATED 1995 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

          WHEREAS, COOPER CAMERON CORPORATION (the "Company") has heretofore adopted the COOPER CAMERON CORPORATION AMENDED AND RESTATED 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS (the "Plan"); and

          WHEREAS, the Company desires to amend the Plan in certain respects;

          NOW, THEREFORE, the Plan shall be amended as follows, effective as of November 14, 1998:

          1. The third sentence of Section 5 of the Plan shall be deleted and the following shall be substituted therefor:

                    "An additional Option for 6,000 shares of Common Stock shall be granted to Eligible Directors in each subsequent year during the term of the Plan on a date following the Annual Meeting of Company stockholders to be set by the Board of Directors."

         2. Section 6 of the Plan shall be deleted and the following shall be substituted therefor:

                  "In addition to the Options granted under Section 5 above, an Eligible Director may make an annual election to receive either the Eligible Director's annual cash retainer or options as described below. The election shall be made by January 1 each year beginning in 2000. Prior to such date, and on the annual meeting date of the board of directors for 1998, each Eligible Director may elect either (a) an Option for 5,800 shares of Common Stock under this Section 6 (on the same date for 1998 Options are granted under Section 5) in lieu of all of the Eligible Director's annual cash retainer which is to be paid pro rata portion of the year but ending on December 31, 1998 (the "remaining 1998 Retainer"), (b) an Option for 3,866 shares in lieu of two-thirds of the Eligible Director Remaining 1998 Retainer, or (c) an Option for 1,933 shares in lieu of the Eligible Director's Remaining 1998 Retainer. Also on the annual meeting date of the board of directors for 1998, each of the Eligible Directors may elect, for 1999, either (a) an Option for 4,290 shares of Common Stock under this
         Section 6 (issued at the closing price of the Common Stock as determined for the option in the preceding sentence) in lieu of all of the Eligible Director's annual cash retainer, (b) an Option for 2,860 shares in lieu of two-thirds of the Eligible Director's annual cash retainer, or (c) an Option for 1,430 shares in lieu of one-third of the Eligible Director's annual cash retainer, payable for 1999. Beginning in 2000 and in each year thereafter, each Eligible Director may elect either (a) an Option for 4,290 shares of Common Stock under this
         Section 6 (issued at the closing price of the Common Stock on the last trading day of the prior year) in lieu of all of the Eligible Director's annual cash retainer, (b) an Option for 2,860 shares in lieu of two-thirds of the Eligible Director's annual cash retainer, or (c) an Option for 1,430 shares in lieu of one-third of the Eligible Director's annual cash retainer, payable for the calendar year so elected. Each such election under this Section 6 shall be made in writing, filed with the Secretary of the Company and shall be irrevocable.